Exhibit 10-2

REMOTEMDX, INC.
EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of November __, 2009 by and between RemoteMDx, Inc., a Utah corporation (the “Company”), and Tennenhaus (“Debt Holder”).

R E C I T A L S

A.         The Company, through its Board of Directors, has decided to authorize and issue a new series of stock to be designated Series D Convertible Preferred Stock of the Company (“Series D Convertible Preferred Stock”).

B.         The Company, through its Board of Directors, has decided to offer the Debt Holder the right to exchange and convert each $1,000 of the outstanding debt of the Company held by Debt Holder (hereinafter, the “Obligations”) for one (1) whole share of Series D Convertible Preferred Stock.

C.         The rights of the Series D Convertible Preferred Stock shall be as set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of the Company (the “Designation”).

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

A G R E E M E N T

1.         Exchange of Obligations for Series D Convertible Preferred Stock. Subject to the terms and conditions hereof, Debt Holder and the Company hereby exchange all Obligations held by the Debt Holder as follows: (i) for each $1,000 owed under such Obligations, including accrued and unpaid interest through the date of conversion and exchange, one (1) whole share of Series D Convertible Preferred Stock and (ii) cash for the balance of such Obligations remaining after conversion under (i). Fractional shares of the Series D Convertible Preferred Stock shall not be issued.  This Agreement shall only become effective and accepted by the Company at such time as the Company has sold shares of the Series D Convertible Preferred Stock for aggregate proceeds of a minimum of $2,600,000.

2.         Closing.  Upon (a) acceptance and execution of this Agreement by the Company, and (b) surrender of all instruments evidencing the Obligations marked “Paid in Full” or otherwise evidencing the cancellation and satisfaction thereof, the Company shall issue to the Debt Holder that number of shares of Series D Convertible Preferred Stock indicated opposite the Debt Holder’s name on the attached Exhibit A.

3.         Representations and Warranties of the Company. The Company represents and warrants to the Debt Holder that (a) the shares of Series D Convertible Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and (b) this Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes the valid and legally binding obligation of the Company.

4.         Investment Representations.

4.1           This Agreement is made in reliance upon the Debt Holder’s representation to the Company, which by acceptance hereof the Debt Holder hereby confirms, that the shares of Series D Convertible Preferred Stock to be received by the Debt Holder will be acquired for investment for the own account of the Debt Holder, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Debt Holder has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of the property of the Debt Holder shall at all times be within the control of the Debt Holder.

4.2           The Debt Holder understands that the Series D Convertible Preferred Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) and 3(a)(9) thereof, and that the Company’s reliance on such exemption is predicated on the Debt Holder’s representations set forth herein. The Debt Holder realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Debt Holder has in mind merely acquiring shares of the Series D Convertible Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Debt Holder does not have any such intention.

4.3           The Debt Holder understands that the Series D Convertible Preferred Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series D Convertible Preferred Stock or an available exemption from registration under the Securities Act, the Series D Convertible Preferred Stock must be held indefinitely. In particular, the Debt Holder is aware that the Stock may not be sold pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

4.4           The Debt Holder either (A) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, or (B) (i) certifies that such Debt Holder is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that such Debt Holder is not acquiring the Series D Convertible Preferred Stock for the account or benefit of any such U.S. person, (ii) agrees to resell the Series D Convertible Preferred Stock only in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Series D Convertible Preferred Stock unless in compliance with the Securities Act, (iii) agrees that any certificates for any securities issued to such Debt Holder shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Series D Convertible Preferred Stock may not be conducted unless in compliance with the Securities Act, (iv) agrees that the Company is hereby required to refuse to register any transfer of any securities issued to such Debt Holder not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

5.         Miscellaneous

5.1           Counterparts Signature; Facsimile Delivery. This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.2           Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

5.3           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

5.4           Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

5.5           Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the Company at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070, and any notice to be given to Debt Holder shall be addressed to the Debt Holder at the address given by Debt Holder beneath the signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

5.6           Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Debt Holder” as used in this Agreement shall include Debt Holder’s executor, administrator or other legal representative or the person or persons to whom Debt Holder’s rights pass by will or the applicable laws of descent and distribution.

5.7           California Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.8           Consent to Increase of Authorized Capital.  Debt Holder hereby consents to the increase of the Company’s authorized capital, increasing to 600,000,000 shares the number of shares of Common Stock that the Company is authorized to issue under its Articles of Incorporation.  No further action or consent shall be required from Debt Holder after issuance of the Series D Preferred Stock to Debt Holder in connection with the Company’s execution and filing of an amendment to its Articles of Incorporation to effect this increase.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

REMOTEMDX, INC.
a Utah corporation

By:
Its:	Chief Executive Officer

[Signature Page Exchange Agreement]

DEBT HOLDER:

By:

Address:

[Signature Page Exchange Agreement]

EXHIBIT A

	Aggregate Amount of	No. of Preferred
Debt Holder Name	Obligations Converted	Shares to be Issued

Robert Childers	$50,000	50
Jim Dalton	$15,000	15
Larry Schafran	$110,000	110
David Hanlon	$115,000	115
Commerce Financial LLC	$2,148,414	2,149
David Derrick	$1,800,000	1,800
JBD Management LLC	$1,000,000	1,000
Otter Capital	$212,575	213
Advance Technology LLC	$3,188,630	3,189
Mark Weidman Trust	$106,288	107
Dina Weidman	$106,288	107
Mountain Land Cattle	$75,000	75
Group Investment Solutions	$250,000	250
David Pottruck	$106,750	107
Taube Family Trust	$205,013	205
TFT Partners, LLC	$51,254	52
Laurence Blickman	$102,507	103
Robert Naify Living Trust	$102,507	103
Adrienne Baker	$89,576	90
Anasazi Partners III, LLC	$120,010	120
Klapper Family Trust	$590,000	590
Clydesdale Partners II, LLC	$780,000	780
Stuart J. Kahn	$300,000	300
William B. Stevenson	$300,000	300
John C. Walsey	$300,000	300
Lintel Corporation	$902,000	902
Edmund Tennenhaus	$166,250	167
Solomon Tennenhaus	$381,750	382
Anasazi Partner III, LLC	$131,570	132
Anasazi Partner III, Offshore	$131,570	132
Christopher Baker	$284,860	285
Clydesdale Partners, LLC	$355,000	355
David Solomon	$153,500	154
Otter Capital LLC	$193,000	193
Dovie Leybovich	$43,850	44
Ben Leybovich	$43,850	44
Lazar Leybovich	$175,429	176
James & Beverly Carter	$87,714	88
Robert & Barbara Saragenti	$87,714	88
Charles Alberta	$43,857	44
Scott Carter	$43,857	44
	$15,450,583	15,416